UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2026

Mach Natural Resources LP

(Exact name of registrant as specified in its charter)

Delaware	001-41849	93-1757616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14201 Wireless Way, Suite 300, Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)

(405) 252-8100

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	MNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On April 6, 2026, Mach Natural Resources LP, a Delaware limited partnership (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, Mach Natural Resources GP LLC, a Delaware limited liability company and the general partner of the Company, the selling unitholders party thereto (collectively, the “Selling Unitholders”) and Morgan Stanley & Co. LLC (the “Underwriter”), pursuant to which the Selling Unitholders agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Unitholders, 9,000,000 common units representing limited partner interests in the Company (the “Common Units” and, such offering, the “Offering”). Under the terms of the Underwriting Agreement, the Selling Unitholders granted the Underwriter a 30-day option to purchase up to an additional 1,350,000 common units representing limited partner interests in the Company (the “Option Units”) from the Selling Unitholders. In connection with the Offering, Tom L. Ward, the Company’s Chief Executive Officer, through the Tom L. Ward 1992 Revocable Trust and the Tom L. Ward Family Foundation and certain other entities affiliated with Mr. Ward, which are not controlled by Mr. Ward, purchased 153,256 Common Units in the Offering at the public offering price. The Offering closed on April 8, 2026. The Company did not receive any proceeds from the sale of Common Units in the Offering and will not receive any proceeds from any future sales of Option Units.

 The Offering was made pursuant to a Registration Statement on Form S-3 (File No. 333-291166) (the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on October 30, 2025, and declared effective by the SEC on December 12, 2025. The material terms of the Offering are described in the base prospectus, dated December 12, 2025, as supplemented by the final prospectus supplement, dated April 6, 2026, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).

 The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Unitholders have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriter may be required to make because of any of those liabilities.

As more fully described under the caption “Underwriting” in the Prospectus, the Underwriter or its affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company, the Selling Unitholders or each of their respective affiliates. Additionally, the Underwriter or its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company, the Selling Unitholders or each of their respective affiliates.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Kirkland & Ellis LLP has issued opinions, dated April 8, 2026, regarding certain legal matters with respect to the Offering, which are attached as Exhibit 5.1 and Exhibit 8.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1*	Underwriting Agreement, dated April 6, 2026, by and among Mach Natural Resources LP, Mach Natural Resources GP LLC, the selling unitholders party thereto and Morgan Stanley & Co. LLC, as underwriter.
5.1*	Opinion of Kirkland & Ellis LLP.
8.1*	Opinion of Kirkland & Ellis LLP relating to tax matters.
23.1*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 8.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mach Natural Resources LP

	By:	Mach Natural Resources GP LLC,
its general partner

Dated: April 8, 2026	By:	/s/ Tom L. Ward
		Name:	Tom L. Ward
		Title:	Chief Executive Officer

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